Exhibit 99.1

Upland Software Announces Acquisition of Waterfall International and Raises 2017 Guidance
AUSTIN, Texas, July 13, 2017/PRNewswire/ — Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today announced that it has acquired Waterfall International Inc., a leading cloud-based mobile messaging offering. Waterfall will be combined with Upland's scalable and secure Mobile Commons mobile messaging solution to create the industry's most powerful application-to-person mobile messaging platform. The combined products are now called Upland Mobile Messaging.
"Upland Mobile Messaging is now the industry leader in engaging prospects, customers, and communities with compelling mobile content at an enterprise scale,” said Jack McDonald, Chairman and CEO of Upland Software. “This combination provides Upland with an unparalleled feature-set that delivers value and deep services expertise to organizations in retail, consumer packaged goods, media and entertainment, healthcare, government, and advocacy.”
“We look forward to delivering continued value to Waterfall customers through our commitment to 100% customer success," said Jed Alpert, SVP/GM of Upland’s Digital Engagement product family. "Upland Mobile Messaging is the leading end-to-end, enterprise-grade mobile messaging platform. Robust capabilities include smart campaigns, natural language-based messaging, and multi-channel communications across Facebook Messenger, Android RCS messaging, mobile wallet, and SMS/MMS.”
The purchase price paid for Waterfall was $24.4 million in cash at closing, net of cash acquired, and a $1.5 million cash holdback payable in 18 months (subject to any indemnification claims). The foregoing excludes any potential future earn-out payments tied to additional performance-based goals.  Upland expects the acquisition to generate annual revenue of approximately $9.0 million, subject to reductions for a deferred revenue discount as a result of GAAP purchase accounting. The acquisition is within Upland's target range of 5-8x pro forma Adjusted EBITDA and will be immediately accretive to Upland's Adjusted EBITDA per share.
Business Outlook

Upland today also announced that it has raised its full year 2017 guidance to reflect the Waterfall acquisition, raising revenue, recurring revenue, and Adjusted EBITDA guidance ranges. The increase in 2017 revenue guidance below is net of an estimated $0.6 million reduction for a deferred revenue discount as a result of GAAP purchase accounting and all guidance adjustments are prorated for an effective closing date of June 30, 2017.
For the full year ending December 31, 2017, Upland expects reported total revenue to be in the range of $91.2 to $95.2 million including recurring revenue in the range of $80.0 to $83.0 million, for growth in recurring revenue of 24% at the mid-point over the year ended December 31, 2016. For the full year ending December 31, 2017, Adjusted EBITDA is expected to be in the range of $28.0 to $31.0 million, for an Adjusted EBITDA margin of 32% at the mid-point, representing growth of 134% at the mid-point over the year-ended December 31, 2016.The transaction will be immediately accretive to Upland's Adjusted EBITDA per share. Further details regarding the transaction can be obtained in the Form 8-K filed July 13, 2017.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments, automate document-intensive business processes and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 2,500 customers and over 250,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
About Waterfall
Waterfall is a leading provider of mobile marketing SaaS and solutions that allows brands to build their existing customer database and drive top-line revenue with targeted, relevant mobile content. Founded in 2005, Waterfall is headquartered in San Francisco with offices in Austin and Boston. Through RCS, SMS, MMS, Wallet, rich media, Push or Beacon messaging solutions, Waterfall's technology creates seamless cross-channel marketing experiences and integrates with third-party software or databases. Major retail brands use Waterfall's technology solutions and strategic expertise to extend their marketing conversations to the mobile channel. To learn more, visit www.waterfall.com.

Forward-looking Statements
This release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “target,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland’s filings with the Securities and Exchange Commission (the “SEC”), including Upland’s most recent annual report on Form 10-K filed with the SEC. Additional information will also be set forth in Upland’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland’s views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including Adjusted EBITDA.
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please see Upland’s earnings press releases filed on Form 8-K with the SEC and on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.

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Media Contact:
Kaley Ganino
512.960.1010
media@uplandsoftware.com